Exhibit 3.56

CODE OF REGULATIONS

OF

METRO CARE CORP.

ARTICLE I

SHARES

(a)	Certificates of shares

Each shareholder of this Company whose stock is paid up shall be entitled to a certificate showing the amount of shares registered in his name on the books of the Company. Each certificate shall be issued in numerical order from the share certificate book and be signed by the president and secretary. A full record of each certificate as issued shall be entered on the stub thereof. All certificates surrendered to the Company shall be cancelled and no new certificate shall be issued until the former certificate for the same number of shares of the same kind has been surrendered and cancelled.

(b)	Transfers of shares

Transfers of shares shall be made only on the books of the Company by the holder thereof, in person or by his duly authorized attorney, and must be accompanied by the surrender of the certificates, properly assigned, evidencing the shares so transferred. Certificates so surrendered shall be cancelled and attached to the stubs corresponding thereto in the share certificates book.

(c)	Lost, destroyed or mutilated certificates

If any share certificate in this company becomes worn, defaced or mutilated, the secretary, upon presentation or surrender thereof, may order the certificate cancelled, and may issue a new one in lieu of the old one. If any share certificate is lost or destroyed, the secretary, upon the giving of a proper bond of indemnity, with surety to his satisfaction, may issue a new certificate in lieu thereof to the person entitled to such lost or destroyed certificate.

(d)	Seal

The corporation hereby dispenses with the necessity of a corporate seal.

(e)	Closing of transfer book

The share transfer book shall be closed for the share-holders’ meetings for the period provided for in these regulations, and for such time prior to the payment of dividends as from time to time may be fixed by the board of directors, and during such periods no shares shall be transferred.

(f)	Regulations

The board of directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of share certificates of said Company.

ARTICLE II

SHAREHOLDERS

(a)	Annual meeting

The annual shareholders’ meeting of this Company shall be held at the office of the company on the 15th day of March of each year at 12:00 Noon, if not a legal holiday, but if a legal holiday, then on the day following at the same hour.

(b)	Special meeting

Special shareholders’ meetings shall be held at the principal office of the Company at 14605 Lorain Ave., Cleveland, Ohio, whenever called in writing by the president. Special meetings shall also be called by he president at the written request of two directors of the Company, which states the object and purpose of the meeting. If the president on such request neglects for three (3) days to call a special meeting, then the directors making the request may call a special meeting.

(c)	Notice of meetings

A written or printed notice of each regular or special shareholders’ meeting stating the time and place, and in case of special meetings, the objects thereof, shall be given each shareholder appearing on the books of the Company, by mailing the notice to his last-known address at least five (5) days before any such meeting.

(d)	Quorum

At any shareholders’ meeting the holders of shares entitling them to exercise a majority of the voting power of he Company, present in person or by proxy, shall constitute a quorum of the shareholders for all purposes, unless the presence of a larger number is required by law.

If the holders of the amount of shares necessary for a quorum fail to attend any meeting in person or by proxy at the time and place fixed by these regulations and notice, as provided for herein, a majority in interest of the shareholders present in person or by proxy may adjourn from time to time without notice, other than announcement at the meeting, until holders of the amount of shares requisite for a quorum attend. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified.

(e)	Organization

All shareholders’ meetings after organization shall be presided over by the president. In the absence of the president, the vice-president shall preside and shall have all the powers herein conferred upon the president when acting as presiding officer of the meeting. The secretary of the company shall act as secretary of all meetings of the shareholders, but, in the absence of the secretary at ay shareholders’ meeting, the presiding officer may appoint any person to act as secretary of the meeting.

(f)	Voting

At any shareholders’ meetings only such persons shall be entitled to vote as appear as shareholders upon the books of the Company for not less than five (5) days next prior to such meeting. Each such shareholder shall be entitled to vote in person or by proxy appointed by written instrument subscribed by the shareholder, or his duly authorized attorney, and delivered to the secretary of the meeting.

At any shareholders’ meeting all questions shall be determined by a majority vote of the shareholders present in person or by proxy, except for questions the decisions of which are regulated by statute. In case of a tie vote, the presiding officer at the meeting shall cast the deciding vote.

(g)	Inspectors

At all meetings for the election of directors after the first election of directors, three election inspectors shall be appointed by the chairman, provided that no person who is the candidate for the office of director is appointed as inspector.

(h)	Order of business

At all shareholders’ meetings the following order of business shall be observed so far as consistent with the purpose of the meeting, viz.:

Calling the roll;

Reading notice and proof;

Reading of minutes of preceding meetings, and action thereon;

Report of president;

Report of secretary;

Report of treasurer;

Report of committee;

Election of directors;

Unfinished business;

New business.

ARTICLE III

DIRECTORS

(a)	Number and term of office

The business and the property of this Company shall be exercised, conducted and controlled by the board of directors, which shall be composed of three persons, provided that where all shares of this company are owned of record by less than three (3) shareholders, the number of directors may be less than three but not less than the number of shareholders. The election of directors shall take place at the annual shareholder’s meeting, or at a special meeting called for that purpose, and shall be by ballot; provided that if such election is not held at an annual or special meeting called for that purpose, it may be held at any shareholders’ meeting at which all shareholders are present in person or by proxy.

The directors shall be elected for one year and shall continue in office until their successors are elected, qualified and are serving. All directors must be shareholders of this Company.

(b)	Vacancies

In case of any vacancy in the board of directors, through death, resignation, disqualification, or other cause, the remaining directors, by an affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the terms of the director whose place is vacant, and until the election and qualification of his successor.

(c)	Executive committee

The board of directors may elect from their own number three persons who shall constitute the executive committee, which shall have charge of the management of the business and affairs of the Company in the interim between meetings of directors, with power to fix prices for the Company’s products, determine credits, and generally discharge the duties of the board of directors, but not to incur debts except for current expenses, or to replace stock or raw materials in the usual course of business, unless especially authorized. Such executive committee shall at all times act under the direction and control of the board of directors, and make a report of their acts and transactions to the board, which shall form part of the records of the Company.

ARTICLE IV

OFFICERS

(a)	Executive officers

The officers of the Company shall be a president, vice-president, secretary, treasurer, general manager and counsel, all of whom shall be elected by the board of directors immediately after their election. The board may appoint such other officers and agents as it deems necessary who shall have such authority and shall perform such duties as from time to time are assigned by the board of directors. The salaries of all officers and agents shall be fixed by the board of directors.

(b)	Vacancies

If the office of any executive officer becomes vacant by reason of death, resignation or disqualification, or other cause, the remaining directors, by the affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired term in respect to which the vacancy occurred or was created.

(c)	Absence

In case of the absence of any officer of the Corporation or for any reason that the board of directors may deem sufficient, the board of directors may delegate the powers and duties of such officer to any other officer or to any director, except where otherwise provided by these regulations or by statute, for the time being, provided a majority of the entire board concur therein.

ARTICLE V

DUTIES OF OFFICERS

(a)	The President

The president shall preside at all meetings of shareholders and directors, sign the records thereof, and together with the secretary, sign all share certificates and all other written contracts and obligations of the Company; he shall also countersign all checks with the treasurer, he shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board are carried into effect; he shall be ex officio a member of all standing committees and shall perform all the duties incident to the office and such other and further duties as may from time to time be required of him by the directors or shareholders.

(b)	Vice-President

The vice-president, if one is elected, shall perform all the duties of the president in case of his absence or disability. In case the president and vice-president are absent and unable to perform their duties as shareholders or directors, the shareholders or directors, as the case may be, may appoint a president pro tempore.

(c)	Secretary

The secretary shall keep minutes of all meetings of shareholders, directors and committees in books provided for that purpose; he shall attend to the giving and serving of all notices of the Company; he shall be the transfer agent of the Company for the transfer of all share certificates; he shall record all transfers of shares and cancel and preserve all share certificates transferred and keep a record alphabetically arranged of all the shareholders of the Company, showing the number and classes of shares held by each and the time when they became shareholders; he shall prepare such list as the date fixed for closing the books against transfers or the record date fixed before any shareholders’ meeting; he shall keep such books as may be required by law, have charge and custody of the corporate seal and with the president issue and sign all share certificates and perform such other and further duties as may from time to time be required of him by the directors or shareholders.

(d)	Treasurer

The treasurer shall have custody of all the funds and securities of the company which may come into his hands; when necessary or proper, he shall endorse on behalf of the Company for collection, checks, notes, and other obligations and shall deposit the same to the credit of the Company in such bank(s) or depository as the board of directors may designate; he shall sign all receipts and vouchers for payment made to the Company, he shall, with the president, sign all checks made out by the company and shall pay out and dispose of the same under the direction of the board of directors; he shall enter regularly in books of the Company to be kept by him for that purpose, full and accurate account of all money paid and received by him on account of the Company; he shall render to the board of directors at each regular meeting thereof, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of such Company and generally perform all duties incident to such office and such other and further duties as may from time to time be required of him by the directors or shareholders.

If required by the Board of Directors, the Treasurer shall give to the Company a bond in such a sum and with such sureties as may be satisfactory to the board of directors for the faithful performance of the duties of his office and for restoration to the Corporation in case of his death, resignation, retirement, or removal from office, of all papers, books, vouchers or other property of whatever kind and description in his possession, under his control belonging to the Company.

(e)	General manager

The general manager shall have charge of and manage the active business operations of the Company; shall superintend and control the plants, shops, and warehouses of the company and the manufacture and sale of all of its products, under the direction of the board of directors and shall keep accurate accounts of all property passing through his hands and do and perform other duties incident to his office and such other duties as from time to time may be assigned to him by the board of directors.

(f)	Counsel

The counsel of the Company shall prepare all such contracts as may be required in the business of the Company and shall examine and pass upon all instruments presented to the Company as may be referred to him by its officers. He shall advise the officers of the company in all such matters pertaining to its affairs as may require his consideration.

ARTICLE VI

AMENDMENTS

These regulations may be adopted, amended or repealed by the vote of the owners of a majority in amount of the common stock of this company at any meeting thereof.

/s/
M. Susanne Olson Shareholder

Shareholder

AMENDMENT TO THE

CODE OF REGULATIONS OF

METRO CARE CORP.

The following amendment to the Code of Regulations was duly adopted by the Board of Directors of the Metro Care Corp., an Ohio corporation (the “Corporation”) as of January 1, 1998:

RESOLVED, that the Code of Regulations of the Corporation be, and they hereby are, amended as set forth in Exhibit A attached hereto.

EXHIBIT A

1.	Article III, Section (a) of the Code of Regulations of the Corporation is amended in its entirety to read as follows:

“(a) Number and Term of Office.

The board of directors shall consist of not less than one (1) nor more than fifteen (15) members. The number of directors may be increased or decreased from time to time by resolution of the board of directors, but no decrease in the number of directors shall change the term of any director in office at the time thereof. The directors shall be elected at the annual meeting of shareholders, and each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Directors need not be shareholders.”

2.	A new Article III, Section (d) is added to the Code of Regulations of the Corporation to read as follows:

“(d) Action of Directors in Lieu of Meeting.

Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board of directors or of the committee, as the case may be, and the written consent is filed with the minutes of proceedings of the board of directors or committee.”

3.	Article V, Section (a) of the Code of Regulations of the Corporation is amended in its entirety to read as follows:

“(a) The President.

The president shall preside at all meetings of shareholders, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute on behalf of the Corporation and may affix the seal or cause the seal to be affixed to all instruments requiring the execution, except to the extent the signing and execution thereof shall be expressly delegated and authorized by the board of directors to some other officer or agent of the Corporation.